Facebook Reports Fourth Quarter and Full Year 2014 Results

MENLO PARK, Calif. – January 28, 2015 – Facebook, Inc. (NASDAQ: FB) today reported financial results for the fourth quarter and full year ended December 31, 2014.

"We got a lot done in 2014. Our community continues to grow and we're making progress towards connecting the world," said Mark Zuckerberg, Facebook founder and CEO.

Fourth Quarter and Full Year 2014 Financial Summary

	Three Months Ended December 31,		Year Ended December 31,
In millions, except percentages and per share amounts	2014	2013	2014	2013
Revenue	$3,851	$2,585	$12,466	$7,872
Income from Operations
GAAP	$1,133	$1,133	$4,994	$2,804
Non-GAAP*	$2,219	$1,498	$7,207	$3,948
Operating Margin
GAAP	29%	44%	40%	36%
Non-GAAP*	58%	58%	58%	50%
Net Income
GAAP	$701	$523	$2,940	$1,500
Non-GAAP*	$1,518	$814	$4,713	$2,334
Diluted Earnings per Share (EPS)
GAAP	$0.25	$0.20	$1.10	$0.60
Non-GAAP*	$0.54	$0.32	$1.77	$0.93

* Non-GAAP information for the three months and the year ended December 31, 2013 has been updated to exclude amortization of intangible assets to conform to our current period presentation. See the table below titled "Reconciliation of Non-GAAP Results to Nearest GAAP Measures."

Full Year 2014 Business Highlights

•	Revenue for the full year 2014 was $12.47 billion, an increase of 58% year-over-year.

•	Income from operations for the full year 2014 was $4.99 billion.

•	Net income for the full year 2014 was $2.94 billion.

•	Free cash flow for the full year 2014 was $3.63 billion.

•	Daily active users (DAUs) were 890 million on average for December 2014, an increase of 18% year-over-year.

•	Mobile DAUs were 745 million on average for December 2014, an increase of 34% year-over-year.

•	Monthly active users (MAUs) were 1.39 billion as of December 31, 2014, an increase of 13% year-over-year.

•	Mobile MAUs were 1.19 billion as of December 31, 2014, an increase of 26% year-over-year.

Fourth Quarter 2014 Financial Highlights

Revenue – Revenue for the fourth quarter of 2014 totaled $3.85 billion, an increase of 49%, compared with $2.59 billion in the fourth quarter of 2013. Excluding the impact of year-over-year changes in foreign exchange rates, revenue would have increased by 53%.

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Revenue from advertising was $3.59 billion, a 53% increase from the same quarter last year. Excluding the impact of year-over-year changes in foreign exchange rates, revenue from advertising would have increased by 58%.

•	Mobile advertising revenue represented approximately 69% of advertising revenue for the fourth quarter of 2014, up from approximately 53% of advertising revenue in the fourth quarter of 2013.

•	Payments and other fees revenue was $257 million, a 7% increase from the same quarter last year.

Costs and expenses – GAAP costs and expenses for the fourth quarter of 2014 were $2.72 billion, an increase of 87% from the fourth quarter of 2013. Non-GAAP information for 2013 has been updated to exclude amortization of intangible assets to conform to our current period presentation. Excluding amortization of intangible assets, share-based compensation and related payroll tax expenses, non-GAAP costs and expenses were $1.63 billion in the fourth quarter of 2014, up 50% compared to $1.09 billion for the fourth quarter of 2013.

Income from operations – GAAP income from operations for the fourth quarter of each of 2014 and 2013 was $1.13 billion. Excluding amortization of intangible assets, share-based compensation and related payroll tax expenses, non-GAAP income from operations for the fourth quarter of 2014 was $2.22 billion, up 48% compared to $1.50 billion for the fourth quarter of 2013.

Operating margin – GAAP operating margin was 29% for the fourth quarter of 2014, compared to 44% in the fourth quarter of 2013. Excluding amortization of intangible assets, share-based compensation and related payroll tax expenses, non-GAAP operating margin was 58% for the fourth quarter of each of 2014 and 2013.

Provision for income taxes – GAAP income tax expense for the fourth quarter of 2014 was $413 million, representing a 37% effective tax rate. Excluding amortization of intangible assets, share-based compensation and related payroll tax expenses, the non-GAAP effective tax rate would have been approximately 31%.

Net income and EPS – GAAP net income for the fourth quarter of 2014 was $701 million, up 34% compared to $523 million for the fourth quarter of 2013. Excluding amortization of intangible assets, share-based compensation and related payroll tax expenses, and income tax adjustments, non-GAAP net income for the fourth quarter of 2014 was $1.52 billion, up 86% compared to $814 million for the fourth quarter of 2013. GAAP diluted EPS was $0.25 in the fourth quarter of 2014, up 25% compared to $0.20 in the fourth quarter of 2013. Excluding amortization of intangible assets, share-based compensation and related payroll tax expenses, and income tax adjustments, non-GAAP diluted EPS for the fourth quarter of 2014 was $0.54, up 69% compared to $0.32 in the fourth quarter of 2013.

Capital expenditures – Capital expenditures for the fourth quarter of 2014 were $517 million.

Cash and cash equivalents and marketable securities – Cash and cash equivalents and marketable securities were $11.20 billion at the end of the fourth quarter of 2014.

Free cash flow – Free cash flow for the fourth quarter of 2014 was $1.07 billion.

Webcast and Conference Call Information

Facebook will host a conference call to discuss the results at 2 p.m. PT / 5 p.m. ET today. The live webcast of Facebook's earnings release call can be accessed at investor.fb.com, along with the earnings press release, financial tables and slide presentation. Facebook uses the investor.fb.com website and Mark Zuckerberg's Facebook Page (https://www.facebook.com/zuck) as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Following the call, a replay will be available at the same website. A telephonic replay will be available for one week following the conference call at +1 (404) 537-3406 or +1 (855) 859-2056, conference ID 53903003.

About Facebook

Founded in 2004, Facebook’s mission is to give people the power to share and make the world more open and connected. People use Facebook to stay connected with friends and family, to discover what’s going on in the world, and to share and express what matters to them.

Contacts

Investors:
Deborah Crawford
investor@fb.com / investor.fb.com

Press:
Vanessa Chan
press@fb.com / newsroom.fb.com

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to retain or increase users and engagement levels; our reliance on advertising revenue; our ability to continue to monetize our mobile products; risks associated with new product development and their introduction as well as other new business initiatives; our emphasis on user growth and engagement and the user experience over short-term financial results; competition; litigation; privacy and regulatory concerns; risks associated with acquisitions; security breaches; and our ability to manage growth and geographically-dispersed operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption "Risk Factors" in our Quarterly Report on Form 10-Q filed with the SEC on October 30, 2014, which is available on our Investor Relations website at investor.fb.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2014. In addition, please note that the date of this press release is January 28, 2015, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: revenue excluding foreign exchange effect and advertising revenue excluding foreign exchange effect; non-GAAP costs and expenses; non-GAAP income from operations; non-GAAP net income; non-GAAP diluted shares; non-GAAP diluted earnings per share; non-GAAP operating margin; non-GAAP effective tax rate; and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items, specifically amortization of intangible assets, share-based compensation expense, and payroll tax related to share-based compensation expense, and the related income tax effects of the aforementioned exclusions, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.
We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.
We exclude the following items from one or more of our non-GAAP financial measures:
Amortization of intangible assets. We amortize intangible assets acquired in connection with acquisitions. We exclude these amortization expenses because we do not believe these expenses are reflective of ongoing operating results in the period. These amounts arise from our prior acquisitions and have no direct correlation to the operation of our business.

Share-based compensation expense. We exclude share-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC 718, we believe that providing non-GAAP financial measures that exclude this expense allows investors to make more meaningful comparisons between our operating results and those of other companies. Accordingly, we believe that excluding this expense provides investors and management with greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.
Payroll tax expense related to share-based compensation. We exclude payroll tax expense related to share-based compensation expense because, without excluding these tax expenses, investors would not see the full effect that excluding share-based compensation expense had on our operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, which factors may vary from period to period independent of the operating performance of our business. Similar to share-based compensation expense, we believe that excluding this payroll tax expense provides investors and management with greater visibility to the underlying performance of our business operations and facilitates comparison with other periods as well as the results of other companies.
Income tax effect of amortization of intangible assets, share-based compensation and related payroll tax expenses. We believe excluding the income tax effect of non-GAAP adjustments assists investors and management in understanding the tax provision related to those adjustments and provides useful supplemental information regarding the underlying performance of our business operations.
Foreign exchange effect on revenue. We translate revenue for the three months and year ended December 31, 2014 using prior year exchange rates for our settlement currencies, which we believe is a useful metric that facilitates comparison to our historical performance.
Purchases of property and equipment; Property and equipment acquired under capital leases. We subtract both purchases of property and equipment and property and equipment acquired under capital leases in our calculation of free cash flow because we believe that these two items collectively represent the amount of property and equipment we need to procure to support our business, regardless of whether we finance such property or equipment with a capital lease. We believe that this methodology can provide useful supplemental information to help investors better understand underlying trends in our business.
For more information on our non-GAAP financial measures and a reconciliation of such measures to the nearest GAAP measure, please see the "Reconciliation of Non-GAAP Results to Nearest GAAP Measures" table in this press release.

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except for per share amounts)
(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenue	$3,851	$2,585	$12,466	$7,872
Costs and expenses:
Cost of revenue	653	491	2,153	1,875
Research and development	1,111	408	2,666	1,415
Marketing and sales	624	292	1,680	997
General and administrative	330	261	973	781
Total costs and expenses	2,718	1,452	7,472	5,068
Income from operations	1,133	1,133	4,994	2,804
Interest and other income/(expense), net	(19)	(3)	(84)	(50)
Income before provision for income taxes	1,114	1,130	4,910	2,754
Provision for income taxes	413	607	1,970	1,254
Net income	$701	$523	$2,940	$1,500
Less: Net income attributable to participating securities	5	3	15	9
Net income attributable to Class A and Class B common stockholders	$696	$520	$2,925	$1,491
Earnings per share attributable to Class A and Class B common stockholders:
Basic	$0.25	$0.21	$1.12	$0.62
Diluted	$0.25	$0.20	$1.10	$0.60
Weighted average shares used to compute earnings per share attributable to Class A and Class B common stockholders:
Basic	2,761	2,458	2,614	2,420
Diluted	2,816	2,558	2,664	2,517
Share-based compensation expense included in costs and expenses:
Cost of revenue	$18	$11	$62	$42
Research and development	685	172	1,328	604
Marketing and sales	103	42	249	133
General and administrative	90	48	198	127
Total share-based compensation expense	$896	$273	$1,837	$906
Payroll tax expenses related to share-based compensation included in costs and expenses:
Cost of revenue	$—	$—	$3	$1
Research and development	6	4	33	30
Marketing and sales	2	1	9	8
General and administrative	5	48	12	54
Total payroll tax expenses related to share-based compensation	$13	$53	$57	$93
Amortization of intangible assets included in costs and expenses:
Cost of revenue	$42	$7	$87	$16
Research and development	10	8	33	36
Marketing and sales	102	1	105	4
General and administrative	23	23	94	89
Total amortization of intangible assets	$177	$39	$319	$145

FACEBOOK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)
	December 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$4,315	$3,323
Marketable securities	6,884	8,126
Accounts receivable, net of allowances for doubtful accounts of $39 and $38 as of December 31, 2014 and December 31, 2013, respectively	1,678	1,109
Prepaid expenses and other current assets	793	512
Total current assets	13,670	13,070
Property and equipment, net	3,967	2,882
Intangible assets, net	3,929	883
Goodwill	17,981	839
Other assets	637	221
Total assets	$40,184	$17,895

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$176	$87
Partners payable	202	181
Accrued expenses and other current liabilities	866	555
Deferred revenue and deposits	66	38
Current portion of capital lease obligations	114	239
Total current liabilities	1,424	1,100

Capital lease obligations, less current portion	119	237
Other liabilities	2,545	1,088
Total liabilities	4,088	2,425
Stockholders' equity
Common stock and additional paid-in capital	30,225	12,297
Accumulated other comprehensive (loss) income	(228)	14
Retained earnings	6,099	3,159
Total stockholders' equity	36,096	15,470
Total liabilities and stockholders' equity	$40,184	$17,895

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Cash flows from operating activities
Net income	$701	$523	$2,940	$1,500
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	433	274	1,243	1,011
Lease abandonment	—	9	(31)	117
Share-based compensation	845	273	1,786	906
Deferred income taxes	(180)	(58)	(210)	(37)
Tax benefit from share-based award activity	499	325	1,853	602
Excess tax benefit from share-based award activity	(504)	(324)	(1,869)	(609)
Other	2	17	7	56
Changes in assets and liabilities:
Accounts receivable	(346)	(233)	(610)	(378)
Prepaid expenses and other current assets	(78)	(78)	(123)	355
Other assets	(58)	(107)	(216)	(142)
Accounts payable	19	43	31	26
Partners payable	(6)	10	(28)	12
Accrued expenses and other current liabilities	130	67	328	(38)
Deferred revenue and deposits	7	2	10	8
Other liabilities	119	488	346	833
Net cash provided by operating activities	1,583	1,231	5,457	4,222
Cash flows from investing activities
Purchases of property and equipment	(517)	(483)	(1,831)	(1,362)
Purchases of marketable securities	(2,889)	(3,069)	(9,104)	(7,433)
Sales of marketable securities	1,047	555	8,438	2,988
Maturities of marketable securities	199	609	1,909	3,563
Acquisitions of businesses, net of cash acquired, and purchases of intangible assets	(4,221)	(131)	(4,975)	(368)
Change in restricted cash and deposits	(235)	(15)	(348)	(11)
Other investing activities, net	—	—	(2)	(1)
Net cash used in investing activities	(6,616)	(2,534)	(5,913)	(2,624)
Cash flows from financing activities
Net proceeds from issuance of common stock	—	1,478	—	1,478
Taxes paid related to net share settlement	(70)	(183)	(73)	(889)
Proceeds from exercise of stock options	11	6	18	26
Repayment of long-term debt	—	—	—	(1,500)
Principal payments on capital lease obligations	(44)	(100)	(243)	(391)
Excess tax benefit from share-based award activity	504	324	1,869	609
Net cash provided by (used in) financing activities	401	1,525	1,571	(667)
Effect of exchange rate changes on cash and cash equivalents	(52)	1	(123)	8
Net (decrease) increase in cash and cash equivalents	(4,684)	223	992	939
Cash and cash equivalents at beginning of period	8,999	3,100	3,323	2,384
Cash and cash equivalents at end of period	$4,315	$3,323	$4,315	$3,323

Supplemental cash flow data
Cash paid during the period for:
Interest	$3	$5	$14	$38
Income taxes	$77	$21	$184	$82
Cash received during the period for:
Income taxes	$—	$2	$6	$421

Non-cash investing and financing activities:
Net change in accounts payable and accrued expenses and other current liabilities related to property and equipment additions	$53	$22	$91	$53
Property and equipment acquired under capital leases	$—	$—	$—	$11
Fair value of shares issued related to acquisitions of businesses	$12,987	$—	$14,344	$77

Reconciliation of Non-GAAP Results to Nearest GAAP Measures*
(In millions, except percentages and per share amounts)
(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
GAAP revenue	$3,851	$2,585	$12,466	$7,872
Foreign exchange effect on 2014 revenue using 2013 rates	(103)		(61)
Revenue excluding foreign exchange effect	$3,954		$12,527
GAAP revenue year-over-year change %	49%		58%
Revenue excluding foreign exchange effect year-over-year change %	53%		59%
GAAP advertising revenue	$3,594	$2,344	$11,492	$6,986
Foreign exchange effect on 2014 advertising revenue using 2013 rates	(103)		(61)
Advertising revenue excluding foreign exchange effect	$3,697		$11,553
GAAP advertising revenue year-over-year change %	53%		65%
Advertising revenue excluding foreign exchange effect year-over-year change %	58%		65%
GAAP costs and expenses	$2,718	$1,452	$7,472	$5,068
Share-based compensation expense	(896)	(273)	(1,837)	(906)
Payroll tax expenses related to share-based compensation	(13)	(53)	(57)	(93)
Amortization of intangible assets	(177)	(39)	(319)	(145)
Non-GAAP costs and expenses	$1,632	$1,087	$5,259	$3,924
GAAP income from operations	$1,133	$1,133	$4,994	$2,804
Share-based compensation expense	896	273	1,837	906
Payroll tax expenses related to share-based compensation	13	53	57	93
Amortization of intangible assets	177	39	319	145
Non-GAAP income from operations	$2,219	$1,498	$7,207	$3,948
GAAP net income	$701	$523	$2,940	$1,500
Share-based compensation expense	896	273	1,837	906
Payroll tax expenses related to share-based compensation	13	53	57	93
Amortization of intangible assets	177	39	319	145
Income tax adjustments	(269)	(74)	(440)	(310)
Non-GAAP net income	$1,518	$814	$4,713	$2,334
GAAP and Non-GAAP diluted shares	2,816	2,558	2,664	2,517
GAAP diluted earnings per share	$0.25	$0.20	$1.10	$0.60
Net income attributable to participating securities	—	—	(0.01)	—
Non-GAAP adjustments to net income	0.29	0.12	0.68	0.33
Non-GAAP diluted earnings per share	$0.54	$0.32	$1.77	$0.93
GAAP operating margin	29%	44%	40%	36%
Share-based compensation expense	23%	11%	15%	12%
Payroll tax expenses related to share-based compensation	—%	2%	—%	1%
Amortization of intangible assets	5%	2%	3%	2%
Non-GAAP operating margin	58%	58%	58%	50%
GAAP income before provision for income taxes	$1,114	$1,130	$4,910	$2,754
GAAP provision for income taxes	413	607	1,970	1,254
GAAP effective tax rate	37%	54%	40%	46%
GAAP income before provision for income taxes	$1,114	$1,130	$4,910	$2,754
Share-based compensation and related payroll tax expenses	909	326	1,894	999
Amortization of intangible assets	177	39	319	145
Non-GAAP income before provision for income taxes	$2,200	$1,495	$7,123	$3,898

Non-GAAP provision for income taxes	682	681	2,410	1,564
Non-GAAP effective tax rate	31%	46%	34%	40%
Net cash provided by operating activities	$1,583	$1,231	$5,457	$4,222
Purchases of property and equipment	(517)	(483)	(1,831)	(1,362)
Property and equipment acquired under capital leases	—	—	—	(11)
Free cash flow	$1,066	$748	$3,626	$2,849
* Non-GAAP information for the three months and year ended December 31, 2013 has been updated to exclude amortization of intangible assets to conform to our current period presentation.